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                                                                    EXHIBIT 11.1


                        CALCULATION OF EARNINGS PER SHARE
    FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 27, 1998 AND JUNE 28, 1997


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
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                                                     THREE MONTHS      THREE MONTHS       SIX MONTHS        SIX MONTHS
                                                        ENDED             ENDED             ENDED             ENDED
                                                    JUNE 27, 1998     JUNE 28, 1997     JUNE 27, 1998     JUNE 28, 1997
------------------------------------------------------------------------------------------------------------------------
Net income .........................................   $2,643,135       $2,033,461       $4,087,695       $3,212,754
                                                       ==========       ==========       ==========       ==========

Common and common equivalent shares:
      Weighted average number of
      common shares outstanding
      during the period ............................    5,855,207        5,676,862        5,816,867        5,654,543

      Common shares issuable upon exercise
          of outstanding stock options
               Diluted .............................      152,387          265,583          165,312          303,304

      Common and common equivalent shares
          outstanding during the period
               Diluted .............................    6,007,594        5,942,445        5,982,179        5,957,847
                                                       ==========       ==========       ==========       ==========

Earnings per share data
      Net income per common and common
          equivalent shares
               Basic ...............................      $  0.45          $  0.36          $  0.70          $  0.57
               Diluted .............................      $  0.44          $  0.34          $  0.68          $  0.54
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